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                                      EXHIBIT 5

                      OPINION OF RAY, QUINNEY & NEBEKER AS TO
                   THE LEGALITY OF THE SHARES BEING REGISTERED.



                                   May 7, 1997





First Security Corporation              American Bancorp of Nevada
Attn: Morgan J. Evans, President        Attn: James V. Bradham
79 South Main Street                    4425 Spring Mountain Road
Salt Lake City, Utah  84111             Las Vegas, Nevada 89102



          Re: REGISTRATION AND ISSUANCE OF FIRST SECURITY CORPORATION COMMON STOCK TO SHAREHOLDERS OF AMERICAN BANCORP OF NEVADA


Dear Messrs. Evans and Bradham:



          This Firm has acted as counsel to First Security Corporation, a Delaware corporation ("the Company"), in connection with its registration of shares of its common stock, par value $1.25 ("the Shares") for use in the Merger (as defined in the Prospectus/Proxy Statement included in the Company's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on May 7, 1997.


          In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company

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Morgan J. Evans
James V. Bradham
May 7, 1997
Page 2




and of American Bancorp of Nevada. Based upon and in reliance on the foregoing, it is our opinion that:


     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus/Proxy Statement referred to above.


     2. When issued and distributed to the Shareholders of American Bancorp of Nevada under the terms of the Merger Agreement, the Shares will be duly and validly issued and will be fully paid and nonassessable.


     3. The shareholders of the Company have no pre-emptive rights to acquire additional shares of First Security Common Stock in respect of the Shares.


          We hereby consent to the use of our name in the Prospectus/Proxy Statement and therein being disclosed as counsel to the Company in this matter.




                                   Very truly yours,

                                   RAY, QUINNEY & NEBEKER



                                   /s/ A.R. Thorup
                                   --------------------------
                              By:  A. Robert Thorup,
                                   a Shareholder and Director
                                   of the Firm